UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

SAFETY PRODUCTS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-127781	34-2051198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Spring Road, Suite 425, Oak Brook, Illinois 60523

(Address of Principal executive offices, including  Zip Code)

(630) 572-5715

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

Effective as of Wednesday, June 27, 2007, Kachele-Cama Latex GmbH, a German subsidiary of the Company (“KCL”), and Mr. Volker H. Laitsch entered into a termination agreement pursuant to which the parties finalized the terms of Mr. Laitsch’s departure as Managing Director of KCL.  In connection therewith, Mr. Laitsch will receive a compensation payment in the amount of €200,000.00 and an option to purchase a car owned by KCL for a purchase price of €30,000.00.  As a condition of the termination agreement, Mr. Laitsch agreed to assist KCL in its purchase of the outstanding ownership interests in the Company’s Hungarian subsidiary for a total purchase price of approximately €500,000.00.  The termination agreement is filed as exhibit 10.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY PRODUCTS HOLDINGS, INC.

		By:	/s/ David F. Myers, Jr.
Date:	June 29, 2007	Name:	David F. Myers, Jr.
		Title:	Executive Vice President, Chief Financial
Officer, Secretary and Director

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement